UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

_________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 7, 2004

_________________

BLACK HILLS CORPORATION

(Exact name of registrant as specified in its charter)

_________________

South Dakota
(State or other jurisdiction of incorporation)

001-31303 (Commission File Number) 625 Ninth Street, PO Box 1400 Rapid City, South Dakota (Address of principal executive offices)	46-0458824 (IRS Employer Identification No.) 57709-1400 (Zip Code)

605.721.1700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

_________________

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

The Registrant has entered into an indemnification agreement in conjunction with the October 7, 2004 appointment of Linden R. Evans to the position of President and Chief Operating Officer – Retail Business Segment. A description of this agreement has been provided below in Item 5.02 “Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers” of this Form 8-K.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 7, 2004, Linden R. Evans, age 42, was appointed President and Chief Operating Officer – Retail Business Segment. The position of President and Chief Operating Officer – Retail Business Segment has been vacant since the promotion of David R. Emery to President and Chief Executive Officer in January 2004.

Mr. Evans had been serving as the Vice President and General Manager of Black Hills FiberCom, the Registrant’s communication subsidiary, since December 2003 and served as Associate Counsel for the Registrant from May 2001 to December 2003. Prior to joining the Registrant, Mr. Evans was an attorney and member with the Rapid City, South Dakota law firm of Truhe, Beardsley, Jensen, Helmers & VonWald from February 1997 to May 2001, an associate with the Rapid City, South Dakota Marvin D. Truhe Law Office, from April 1995 to February 1997, and an associate with the law firm of Jackson and Kelly, Charlston, West Virginia from December 1992 to April 1995. He holds a J.D. from the Northwestern School of Law, Lewis & Clark College, Portland Oregon, and a B.S. Degree in Mining Engineering from the University of Missouri.

In conjunction with Mr. Evans’ appointment, Mr. Evans and the Registrant have entered into an Indemnification Agreement (form of Indemnification Agreement has previously been filed as Exhibit 10.5 to the Registrant’s Form 8-K dated August 30, 2004) as have previously been provided to other executive officers of the Registrant. The Indemnification Agreement provides indemnity to the officer against liabilities incurred in the performance of his duties to the extent allowed by South Dakota corporation law and the Registrant’s Bylaws.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK HILLS CORPORATION

By: /s/ Mark T. Thies Mark T. Thies Executive Vice President and Chief Financial Officer

Date: October 7, 2004

3